Exhibit 99.1

NEWS RELEASE

February 26, 2009

NASDAQ OMX ANNOUNCES FOURTH QUARTER 2008 RESULTS

–OPERATING INCOME INCREASES 77.2% TO $180.0 MILLION ($101.6 MILLION IN Q407)–

New York, N.Y.—The NASDAQ OMX Group, Inc. (“NASDAQ OMX®”; NASDAQ: NDAQ) today reported net income of $36.8 million, or $0.17 per diluted share, for the fourth quarter of 2008 and $319.9 million, or $1.58 per diluted share for the full year of 2008.

For comparison purposes net income and dilutive earnings per share for the fourth quarter of 2008 are presented on a non-GAAP basis and exclude losses from foreign currency contracts, asset impairment charges and merger expenses. Net income and dilutive earnings per share for earlier periods are presented on a pro forma non-GAAP basis that reflects the financial results of NASDAQ, OMX, and the Philadelphia Stock Exchange as if they were a combined company for the periods presented and excludes merger expenses, gains (losses) from foreign currency contracts and certain other non-recurring items.

For the fourth quarter of 2008, net income on a non-GAAP basis was $112.1 million, or $0.53 per diluted share, an increase of 35.2% when compared to pro forma non-GAAP net income of $82.9 million, or $0.38 per diluted share, for the fourth quarter of 2007, and an increase of 2.2% when compared to pro forma non-GAAP net income of $109.7 million, or $0.52 per diluted share, for the third quarter of 2008.

Items excluded from fourth quarter 2008 non-GAAP results are:

•

A $47.4 million non-cash pre-tax loss primarily related to a forward contract to hedge the Norwegian Krone cash payment for the acquisition of Nord Pool’s clearing, international derivatives and consulting subsidiaries;

•	A $34.9 million non-cash pre-tax other-than-temporary impairment charge on a long-term available for sale investment security in Oslo Bors VPS Holding ASA; and
•	$9.5 million in pre-tax merger-related expenses.

Total revenues were $1.0 billion in the fourth quarter of 2008. Revenues less liquidity rebates, brokerage, clearance and exchange fees (“net exchange revenues”) were $402.6 million for the fourth quarter of 2008, a decrease of $7.0 million, or 1.7%, from pro forma fourth quarter 2007 results, and a decrease of $8.0 million, or 1.9%, from pro forma third quarter 2008 results.

“2008 was a very eventful year for NASDAQ OMX, one in which we completed five acquisitions and announced four strategic investments,” commented Bob Greifeld, NASDAQ OMX’s Chief Executive Officer. “In the process we’ve transformed our company and created an organization with operations spanning the globe. The steps taken to leverage our core technology, integrate our acquisitions, and diversify our product offering have yielded immediate benefits as operating income reached new highs.”

Recent Highlights

•

Reached new market share highs in the trading of U.S. equity options contracts. The combined market share of NASDAQ OMX PHLX and The NASDAQ Options Market averaged 18.6% during the fourth quarter of 2008, up from 16.0% in the fourth quarter of 2007, while reaching a high of 19.8% during the month of December. Total volume traded on these markets grew 15.5% in the fourth quarter of 2008 when compared to the same period last year.

•

The NASDAQ Stock Market matched 29.2% of all U.S. traded cash equity volume in the fourth quarter of 2008, an increase of 59.3% from the prior year quarter while matched average daily volume reached a record high of 3.1 billion shares. As a result, The NASDAQ Stock Market maintained its leading position as the largest single pool of liquidity in which to trade U.S.-listed equities.

•

Recently launched NASDAQ OMX BX (BX), a new venue for trading U.S. cash equities that utilizes NASDAQ OMX’s existing technology platform. While providing a second quote for U.S. equities, BX also offers customers greater flexibility and an alternate trading fee schedule.

•

During the fourth quarter of 2008, average daily trading volume for cash equities reached a record 250,497 trades on the exchanges comprising NASDAQ OMX Nordic and NASDAQ OMX Baltic. Total trades grew 16.7% from the prior year quarter and 19.6% from the third quarter of 2008.

•

Completed an 80% investment in the International Derivatives Clearing Group (IDCG) furthering NASDAQ OMX’s entrance into the derivatives market while leveraging assets from the OMX business combination and the PHLX acquisition. By partnering with IDCG, a highly efficient market is being created to trade, clear, and settle U.S. dollar interest rate swap futures contracts and other fixed income derivative contracts.

•

Acquired a 22% stake in the European Multilateral Clearing Facility N.V. (EMCF), a leading European clearing house, and signed an agreement with EMCF to use its central counterparty services for all transactions executed on the NASDAQ OMX Nordic exchanges. The strategic investment in EMCF and the introduction of central counterparty services in the Nordic markets is part of a broader commitment to reduce clearing and settlement costs for customers in Europe.

•

Completed an additional investment in Agora-X, LLC, resulting in our ownership of a 20% equity interest in the company, following the launch of Agora-X’s electronic communications network for institutional trading in over the counter commodity contracts. The platform provides a more liquid and transparent marketplace for price discovery and negotiation for agricultural swaps and swaptions, as well as swaps and options on ethanol.

•

NASDAQ OMX attracted 40 new listings in the fourth quarter of 2008, including 11 switches from exchanges operated by NYSE Euronext. Notable switches during the quarter included News Corporation (NASDAQ:NWSA & NWS); Automatic Data Processing (NASDAQ:ADP); Mylan Laboratories (NASDAQ:MYL); and Jack in the Box (NASDAQ:JACK). During the full-year 2008 NASDAQ OMX attracted 208 new listings, including 61 switches from exchanges operated by NYSE Euronext.

•

The Egyptian Exchange (EGX), a NASDAQ OMX Market Technology customer, announced the successful launch of a newly designed trading engine that is expected to create a more efficient marketplace and trading experience for EGX members. The fully integrated trading platform is intended to provide a much larger capacity, reduced cost and ease of operation. The system is capable of handling equities, debt, ETFs, futures, options, swaps and derivatives on a single platform.

The NASDAQ OMX Group, Inc.	2

•

Launched the NASDAQ OMX Government Relief IndexSM (Nasdaq:QGRI), enabling investors to track the performance of U.S.-listed securities that are participating in U.S. government sponsored relief programs such as the Troubled Asset Relief Program or other direct government investments. NASDAQ OMX also introduced the OMX GES Sustainability Index, a benchmark index which comprises the 50 leading Nordic listed companies in terms of sustainability.

•

NASDAQ OMX Commodities and Nord Pool ASA, our third party partner, were chosen by the Futures & Options Association (FOA) in the United Kingdom (UK) to establish a spot and cash-settled derivatives power market with a full range of clearing services. FOA chose the consortium of NASDAQ OMX Commodities and Nord Pool ASA for the delivery of market and clearing services for the UK Wholesale Power Market. The parties plan to establish the market in the second quarter of 2009.

“Our integration efforts continue to be successful,” said David Warren, NASDAQ OMX’s Chief Financial Officer. “I’m pleased to report that during the fourth quarter of 2008 we achieved the targeted $100 million in expense synergies resulting from the combination with OMX, fourteen months ahead of our original schedule. And as we enter this year it is our expectation that we’ll realize additional benefits from our integration efforts as we consolidate Nordic cash equities and PHLX trading activity onto our core matching engine. For the full year 2009 we are targeting total operating expenses to be in the range of $840.0 million to $860.0 million, including approximately $30.0 million in merger-related costs.”

Financial Review

Results for the fourth quarter of 2008 are presented on a non-GAAP basis. Results for earlier periods are presented on a pro forma non-GAAP basis that reflects the financial results of NASDAQ, OMX, and the Philadelphia Stock Exchange as if they were a combined company for the periods presented and excludes merger expenses, gains (losses) from foreign currency contracts and certain other non-recurring items.

Market Services

Market Services net exchange revenues increased to $286.6 million, up 2.4% from the prior year quarter, and down 4.3% from the third quarter of 2008.

Transaction Services

Net exchange revenues from Transaction Services were $177.3 million for the fourth quarter of 2008, an increase of $7.7 million, or 4.5%, when compared to the fourth quarter of 2007. Net exchange revenues decreased $6.4 million, or 3.5%, from the third quarter of 2008.

•	Cash Equity Trading net exchange revenues declined from the prior year quarter and from the third quarter of 2008.
o	Net U.S. cash equity trading revenues increased when compared to the prior year quarter due to higher trading volumes for U.S.-listed equities. Volume matched on NASDAQ systems increased to 196.6 billion shares in the fourth quarter of 2008, up 59.3% from 123.4 billion shares in the fourth quarter of 2007. The decline in net exchange revenues when compared to the third quarter of 2008 is primarily due to trading a higher mix of lower margin products in the fourth quarter of 2008.

The NASDAQ OMX Group, Inc.	3

o	Offsetting the increases in U.S. cash equity trading revenues are declines in European cash equity trading revenues. The decline in revenues when compared to the fourth quarter of 2007 is driven by a 45.3% reduction in value traded on the exchanges that comprise NASDAQ OMX Nordic and Baltic, offset slightly by a 16.7% increase in trade volume. When compared to the third quarter of 2008, value traded declined 21.7% while trade volume increased 19.6%. Also contributing to the decline in European cash equity trading revenues in the fourth quarter of 2008 are changes in the exchange rate of the Swedish Krona as compared to the U.S. dollar.
o	Included in U.S. cash equity trading revenues in the fourth quarter of 2008 are $36.5 million in SEC Section 31 fees, compared with $99.3 million in the fourth quarter of 2007 and $42.4 million in the third quarter of 2008. Corresponding cost of revenues, reflecting the reimbursement of these fees to the SEC, is included in brokerage, clearance and exchange fees.

•	Derivative trading net exchange revenues increased from the prior year quarter but declined when compared to the third quarter of 2008.
o	The increase when compared to the prior year quarter is primarily due to higher trading volumes for U.S. options contracts. Total combined equity options volume traded by NASDAQ OMX PHLX and The NASDAQ Options Market increased 15.5% from the fourth quarter of 2007 and increased 21.4% from the third quarter of 2008. Also contributing to the increase is the inclusion of NASDAQ OMX Commodities revenues following the October 21, 2008 closing of NASDAQ OMX’s acquisition of Nord Pool ASA’s clearing, international derivatives and consulting subsidiaries.
o	The decline in revenues when compared to the third quarter of 2008 is primarily due to lower trading volume for U.S. options contracts, which declined 13.8% in the fourth quarter. Somewhat offsetting declines in U.S. derivative trading revenues are increases in European derivative trading revenues due to the inclusion of NASDAQ OMX Commodities revenues noted above.

Market Data

Market Data revenues were $84.9 million for the fourth quarter of 2008, up $0.4 million, or 0.5%, when compared to the fourth quarter of 2007, but down $2.6 million, or 3.0%, from the third quarter of 2008.

•	Net U.S. Tape Plans revenues in the fourth quarter of 2008 were down $0.9 million, or 2.4%, when compared to the prior year quarter and down $1.6 million, or 4.2%, from the third quarter of 2008.
o	U.S. Tape Plans revenues reflect revenues generated by members of joint industry plans that distribute the national best bid and offer and last sale information for U.S. equities. Plan members, such as The NASDAQ Stock Market, share revenue collected from disseminating this information. The distribution of revenue to each plan member is determined using a formula, required by Regulation NMS, that calculates each participant’s share of trading and quoting activity.
o	The decline in U.S. Tape Plans revenues, net of revenue sharing plans, in the fourth quarter of 2008 when compared to the fourth quarter of 2007 is primarily due to changes in the revenue sharing program for internalized trades reported to the FINRA/NASDAQ Trade Reporting Facility. The decline in revenue in the fourth quarter of 2008 when compared to the third quarter of 2008 is primarily due to reductions in The NASDAQ Stock Market’s share of trading and quoting activity in U.S. equities.

The NASDAQ OMX Group, Inc.	4

•

U.S. market data products revenues were $27.3 million in the fourth quarter of 2008, an increase of $2.6 million, or 10.5%, when compared to the year ago quarter, and up $0.2 million when compared to the third quarter of 2008. U.S. market data products revenues reflect revenues generated from the sale of NASDAQ OMX proprietary data products. Revenue growth when compared to the prior year quarter is driven by the launch of NASDAQ Last Sale, and growth of other proprietary products including TotalView.

•

European market data products revenues were $21.1 million in the fourth quarter of 2008, a decrease of $1.3 million when compared to the prior year quarter and $1.2 million when compared to the third quarter of 2008. The decreases when compared to prior periods are due primarily to changes in the exchange rate of the Euro as compared to the U.S. dollar.

Issuer Services

During the fourth quarter of 2008, Issuer Services revenues declined $10.0 million, or 10.8%, to $82.3 million from the fourth quarter of 2007 and declined $2.8 million, or 3.3%, from the prior quarter.

Global Listing Services

Global Listing Services revenues were $72.1 million for the fourth quarter of 2008, down $8.5 million, or 10.5%, when compared to the fourth quarter of 2007 and down $0.3 million, or 0.4%, from the third quarter of 2008. Decreases in revenues from prior periods are driven primarily by lower market capitalization values for European listed equities, which in turn result in lower European annual listing fees. Also contributing to the decline in revenues in the quarter are changes in the exchange rate of the Swedish Krona as compared to the U.S. dollar.

Global Index Group

Global Index Group revenues were $10.2 million for the fourth quarter of 2008, down 12.8% when compared to the fourth quarter of 2007, and down 19.7% when compared to the third quarter of 2008. Driving the decline in revenues are lower license fees associated with NASDAQ OMX-licensed products resulting from declines in the assets under management in ETFs and structured products.

Market Technology

Market Technology revenues were $31.5 million for the fourth quarter of 2008, down $5.5 million, or 14.9%, when compared to the fourth quarter of 2007, but up $6.6 million, or 26.5%, when compared to the third quarter of 2008. The revenue decline when compared to the prior year quarter is due to higher than normal activity recognized in the earlier period. Revenue increases when compared to the third quarter of 2008 are due to seasonally lower demand for licensed products, technology support and facilities management services during the prior quarter.

Operating Expenses

Total operating expenses decreased $47.5 million, or 18.2%, to $213.1 million from $260.6 million in the prior year quarter and $8.9 million, or 4.0%, from $222.0 million in the third quarter of 2008. The decrease in expenses was driven primarily by lower compensation expenses, declines in marketing and advertising expense, lower depreciation expense, and reduced expenses for computer operations and data transmission.

The NASDAQ OMX Group, Inc.	5

Net Interest Expense

Net interest expense was $24.3 million for the fourth quarter of 2008, compared with $29.3 million for the fourth quarter of 2007 and $19.0 million for the third quarter of 2008. The decline in net interest expense when compared to the fourth quarter of 2007 is primarily due to lower interest rates. The increase in net interest expense when compared to the third quarter of 2008 is primarily due to the full quarter impact of borrowing costs associated with the acquisition of Nord Pool ASA’s clearing, international derivatives and consulting subsidiaries.

Earnings Per Share

On a non-GAAP basis, fourth quarter 2008 earnings per diluted share were $0.53 as compared to pro forma non-GAAP earnings per diluted share of $0.38 in the prior year quarter, and $0.52 in the third quarter of 2008. NASDAQ OMX’s weighted average shares outstanding used to calculate diluted earnings per share were 214.1 million in the fourth quarter of 2008 versus 214.5 million in the year-ago quarter and 214.2 million in the third quarter of 2008.

About NASDAQ OMX

The NASDAQ OMX Group, Inc. is the world’s largest exchange company. It delivers trading, exchange technology and public company services across six continents, with over 3,800 listed companies. NASDAQ OMX offers multiple capital raising solutions to companies around the globe, including its U.S. listings market, NASDAQ OMX Nordic, NASDAQ OMX Baltic, NASDAQ OMX First North, and the U.S. 144A sector. The company offers trading across multiple asset classes including equities, derivatives, debt, commodities, structured products and exchange-traded funds. NASDAQ OMX technology supports the operations of over 70 exchanges, clearing organizations and central securities depositories in more than 50 countries. NASDAQ OMX Nordic and NASDAQ OMX Baltic are not legal entities but describe the common offering from NASDAQ OMX exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius. For more information about NASDAQ OMX, visit http://www.nasdaqomx.com.

Non-GAAP Information

In addition to disclosing results determined in accordance with GAAP, NASDAQ OMX also discloses certain non-GAAP and pro forma non-GAAP results of operations, including net income, diluted earnings per share, and operating expenses that make certain adjustments or exclude certain charges and gains that are described in the reconciliation table of GAAP to pro forma non-GAAP information provided at the end of this release. Management believes that this non-GAAP and pro forma non-GAAP information provides investors with additional information to assess NASDAQ OMX’s operating performance by making certain adjustments or excluding costs or gains and assists investors in comparing our operating performance to prior periods. Management uses this non-GAAP and pro forma non-GAAP information, along with GAAP information, in evaluating its historical operating performance.

The non-GAAP information is not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. The non-GAAP information should not be viewed as a substitute for, or superior to, other data prepared in accordance with GAAP.

The NASDAQ OMX Group, Inc.	6

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about our future financial results, growth and achievement of synergy targets, (ii) statements about the implementation dates and benefits of certain strategic initiatives, (iii) statements about our integrations of OMX, the Philadelphia Stock Exchange and certain subsidiaries of Nord Pool, and (iv) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, NASDAQ OMX’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ OMX’s filings with the U.S. Securities Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on NASDAQ OMX’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. NASDAQ OMX undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts Media Relations:	Contact Investor Relations:

Bethany Sherman +1.212.401.8714	Vincent Palmiere +1.212.401.8742

Anna Rasin +46(8)405.6612

(tables follow)

(income statement)

(revenue statement)

(balance sheet)

(pro forma income statement)

(pro forma revenue statement )

(GAAP reconciliation table)

The NASDAQ OMX Group, Inc.	7

The NASDAQ OMX Group, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended			Year Ended
	Dec. 31, 2008	Sep. 30, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007
Revenues
Market Services revenues	$907.7	$878.6	$590.8	$3,207.3	$2,152.4
Cost of revenues:
Liquidity rebates	(528.4)	(484.3)	(295.1)	(1,744.3)	(1,049.8)
Brokerage, clearance and exchange fees	(92.7)	(106.3)	(157.8)	(444.3)	(574.5)

Total cost of revenues	(621.1)	(590.6)	(452.9)	(2,188.6)	(1,624.3)

Total Market Services revenues less liquidity rebates, brokerage, clearance and exchange fees	286.6	288.0	137.9	1,018.7	528.1
Issuer Services revenues	82.3	85.0	73.6	330.6	283.9
Market Technology revenues	31.5	24.9	—	106.2	—
Other revenues	2.2	1.1	0.1	4.6	0.3

Total revenues less liquidity rebates, brokerage, clearance and exchange fees	402.6	399.0	211.6	1,460.1	812.3

Operating Expenses
Compensation and benefits	106.3	106.0	54.4	401.0	200.4
Marketing and advertising	5.7	7.1	7.6	18.6	20.8
Depreciation and amortization	26.9	27.9	9.6	92.6	38.9
Professional and contract services	18.7	16.8	8.6	71.9	32.1
Computer operations and data communications	12.5	16.4	5.9	54.5	28.7
Occupancy	17.4	18.8	8.5	65.2	34.5
Regulatory	6.9	7.1	7.4	28.9	28.9
Merger expenses	9.5	8.5	—	25.4	—
General, administrative and other	18.7	18.0	8.0	61.8	62.5

Total operating expenses	222.6	226.6	110.0	819.9	446.8

Operating income	180.0	172.4	101.6	640.2	365.5

Other income (expense), net
Interest income	6.8	9.5	14.8	34.5	37.6
Interest expense	(31.1)	(26.0)	(2.4)	(86.6)	(72.9)
Dividend and investment income	3.4	1.7	—	8.4	14.7
Income (loss) from unconsolidated investees, net	(0.2)	(0.2)	—	27.3	—
Gain (loss) on foreign currency contracts	(47.4)	(50.7)	18.2	(57.9)	44.0
Asset impairment charges	(34.9)	(7.3)	—	(42.2)	—
Gain on sale of strategic initiative	—	—	—	—	431.4
Strategic initiative costs	—	—	—	—	(26.5)

Total other income (expense), net	(103.4)	(73.0)	30.6	(116.5)	428.3

Minority interests	(0.1)	(0.2)	—	(1.5)	0.1

Income before income taxes	76.5	99.2	132.2	522.2	793.9
Income tax provision	39.7	39.1	53.2	202.3	275.5

Net income	$36.8	$60.1	$79.0	$319.9	$518.4

Basic and diluted earnings per share:
Basic	$0.18	$0.30	$0.63	$1.68	$4.47

Diluted	$0.17	$0.28	$0.52	$1.58	$3.46

Weighted-average common shares outstanding for earnings per share:
Basic	200.6	200.0	125.8	190.4	116.1
Diluted	214.1	214.2	154.0	204.5	152.5

The NASDAQ OMX Group, Inc.

Revenue Detail

(in millions)

(unaudited)

	Three Months Ended			Year Ended
	Dec. 31, 2008	Sep. 30, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007
MARKET SERVICES
Transaction Services
Cash Equity Trading Revenues:
U.S. cash equity trading	$675.1	$643.6	$501.1	$2,411.6	$1,806.3
Cost of revenues:
Liquidity rebates	(516.7)	(471.2)	(295.1)	(1,717.8)	(1,049.8)
Brokerage, clearance and exchange fees	(92.7)	(106.2)	(157.8)	(444.2)	(574.5)

Total U.S. cash equity cost of revenues	(609.4)	(577.4)	(452.9)	(2,162.0)	(1,624.3)

Net U.S. cash equity trading revenues	65.7	66.2	48.2	249.6	182.0
European cash equity trading	28.4	33.6	—	113.3	—

Total cash equity trading revenues	94.1	99.8	48.2	362.9	182.0

Derivative Trading Revenues:
U.S. derivative trading	46.9	43.2	—	92.4	—
Cost of revenues:
Liquidity rebates	(11.7)	(13.1)	—	(26.5)	—
Brokerage, clearance and exchange fees	—	(0.1)	—	(0.1)	—

Total U.S. derivative cost of revenues	(11.7)	(13.2)	—	(26.6)	—

Net U.S. derivative trading revenues	35.2	30.0	—	65.8	—
European derivative trading	19.4	16.3	—	63.2	—

Total derivative trading revenues	54.6	46.3	—	129.0	—

Access Services revenues	28.6	26.2	20.4	99.2	77.0

Total Transaction Services revenues less liquidity rebates, brokerage, clearance and exchange fees	177.3	172.3	68.6	591.1	259.0

Market Data
Net U.S. tape revenue plans	36.5	38.1	37.4	145.6	149.9
U.S. market data products	27.3	27.1	24.7	106.7	89.6
European market data products	21.1	22.3	—	77.5	—

Total Market Data revenues	84.9	87.5	62.1	329.8	239.5

Broker Services	10.5	12.9	—	42.6	—

Other Market Services	13.9	15.3	7.2	55.2	29.6

Total Market Services revenues less liquidity rebates, brokerage, clearance and exchange fees	286.6	288.0	137.9	1,018.7	528.1

ISSUER SERVICES
Global Listing Services:
Annual renewal fees	30.9	30.7	32.2	122.4	125.6
Listing of additional shares fees	9.7	9.9	10.4	40.2	40.6
Initial listing fees	5.3	5.4	5.7	22.1	22.2

Total U.S. listing fees	45.9	46.0	48.3	184.7	188.4
European listing fees	10.4	11.4	—	41.0	—
Corporate services	15.8	15.0	13.7	59.6	52.6

Total Global Listing Services	72.1	72.4	62.0	285.3	241.0

Global Index Group	10.2	12.6	11.6	45.3	42.9

Total Issuer Services revenues	82.3	85.0	73.6	330.6	283.9

MARKET TECHNOLOGY
License, support and project revenues	18.2	15.6	—	67.5	—
Facility management services	9.5	7.1	—	28.8	—
Other revenues	3.8	2.2	—	9.9	—

Total Market Technology revenues	31.5	24.9	—	106.2	—

Other	2.2	1.1	0.1	4.6	0.3

Total revenues less liquidity rebates, brokerage, clearance and exchange fees	$402.6	$399.0	$211.6	$1,460.1	$812.3

The NASDAQ OMX Group, Inc.

Consolidated Balance Sheets

(in millions)

	Dec. 31, 2008	Dec. 31, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$565.8	$1,325.3
Financial investments, at fair value	227.3	—
Receivables, net	338.6	249.5
Deferred tax assets	41.3	10.8
Market value, outstanding derivative positions	4,121.8	—
Other current assets	140.7	96.4

Total current assets	5,435.5	1,682.0
Property and equipment, net	182.9	64.5
Non-current deferred tax assets	644.1	63.3
Goodwill	4,492.4	980.7
Intangible assets, net	1,582.9	181.6
Other assets	357.1	7.3

Total assets	$12,694.9	$2,979.4

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$242.3	$115.1
Section 31 fees payable to SEC	49.4	103.6
Accrued personnel costs	156.8	64.6
Deferred revenue	86.3	60.5
Other accrued liabilities	165.3	58.6
Deferred tax liabilities	14.3	8.8
Market value, outstanding derivative positions	4,121.8	—
Current portion of debt obligations	225.0	—

Total current liabilities	5,061.2	411.2
Debt obligations	2,293.8	118.4
Non-current deferred tax liabilities	671.9	91.8
Non-current deferred revenue	109.3	94.0
Other liabilities	300.2	55.7

Total liabilities	8,436.4	771.1

Minority interests	17.0	—

Stockholders’ equity
Common stock	2.0	1.4
Preferred stock	—	—
Additional paid-in capital	3,518.5	1,189.2
Common stock in treasury, at cost	(10.3)	(8.0)
Accumulated other comprehensive income (loss)	(619.0)	(4.7)
Retained earnings	1,350.3	1,030.4

Total stockholders’ equity	4,241.5	2,208.3

Total liabilities, minority interests and stockholders’ equity	$12,694.9	$2,979.4

The NASDAQ OMX Group, Inc.

Pro Forma Condensed Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	Dec 31,(1) 2008	Sep 30, 2008	June 30, 2008	Mar 31, 2008	Dec 31, 2007	Sep 30, 2007	June 30, 2007	Mar 31, 2007
Revenues
Market Services	$907.7	$891.5	$737.7	$841.6	$735.6	$716.4	$612.6	$622.4
Cost of revenues:
Liquidity rebates	(528.4)	(485.7)	(350.2)	(388.0)	(297.4)	(293.2)	(239.2)	(226.0)
Brokerage, clearance and exchange fees	(92.7)	(106.4)	(94.8)	(152.3)	(158.3)	(151.4)	(121.5)	(145.0)

Total cost of revenues	(621.1)	(592.1)	(445.0)	(540.3)	(455.7)	(444.6)	(360.7)	(371.0)

Total Market Services revenues less liquidity rebates, brokerage, clearance and exchange fees	286.6	299.4	292.7	301.3	279.9	271.8	251.9	251.4

Issuer Services revenues	82.3	85.1	87.6	86.3	92.3	87.0	85.6	79.7
Market Technology revenues	31.5	24.9	38.7	31.1	37.0	24.9	28.5	28.6
Other revenues	2.2	1.2	1.3	0.4	0.4	0.5	0.6	0.6

Total revenues less liquidity rebates, brokerage, clearance and exchange fees	402.6	410.6	420.3	419.1	409.6	384.2	366.6	360.3

Expenses
Compensation and benefits	106.3	110.0	129.4	122.2	125.4	113.3	110.0	98.0
Marketing and advertising	5.7	7.1	4.0	3.8	11.9	5.6	6.7	6.9
Depreciation and amortization	26.9	29.5	28.3	30.7	30.4	29.8	30.0	29.8
Professional and contract services	18.7	17.3	26.9	26.3	25.5	18.6	25.9	24.1
Computer operations and data communications	12.5	17.4	20.3	19.0	19.3	17.0	19.4	20.3
Occupancy	17.4	19.2	18.0	17.9	18.5	17.2	17.7	16.0
Regulatory	6.9	7.1	7.5	7.5	7.4	7.7	7.1	6.7
Merger expenses	9.5	8.5	5.7	1.4	—	—	—	—
General, administrative and other	18.7	18.6	18.0	20.9	23.9	38.1	17.5	33.5

Total operating expenses	222.6	234.7	258.1	249.7	262.3	247.3	234.3	235.3

Operating income	180.0	175.9	162.2	169.4	147.3	136.9	132.3	125.0

Interest income	6.8	9.6	8.2	5.2	9.0	9.8	11.8	8.7
Interest expense	(31.1)	(28.6)	(28.8)	(30.6)	(38.3)	(41.0)	(40.9)	(41.0)
Dividend and investment income	3.4	1.8	3.1	1.8	0.1	0.3	2.7	0.1
Income (loss) from unconsolidated investees, net	(0.2)	(0.2)	1.3	(0.3)	(0.2)	(0.9)	0.5	(0.3)
Gain (loss) on foreign currency contracts	(47.4)	(50.7)	4.9	35.3	18.2	35.2	(1.7)	—
Asset impairment charges	(34.9)	(7.3)	—	—	—	—	—	—
Capital gains from shares in equity investments	—	—	—	—	0.5	—	14.7	—

Total other income (expense), net	(103.4)	(75.4)	(11.3)	11.4	(10.7)	3.4	(12.9)	(32.5)

Minority interests	(0.1)	(0.2)	(0.8)	(0.2)	(0.2)	(0.4)	(0.3)	—

Income before income taxes	76.5	100.3	150.1	180.6	136.4	139.9	119.1	92.5
Income tax provision	39.7	39.8	48.0	64.8	43.6	45.2	34.9	28.0

Net income	$36.8	$60.5	$102.1	$115.8	$92.8	$94.7	$84.2	$64.5

Basic and diluted earnings per share:
Basic	$0.18	$0.30	$0.51	$0.58	$0.50	$0.55	$0.49	$0.37

Diluted	$0.17	$0.29	$0.48	$0.54	$0.44	$0.46	$0.41	$0.32

Weighted-average common shares outstanding for earnings per share:
Basic	200.6	200.0	199.7	199.6	186.3	173.7	173.3	173.0
Diluted	214.1	214.2	214.4	214.8	214.5	212.8	212.5	212.4

(1)	December 31, 2008 quarter results do not include pro forma adjustments as all recent material acquisitions were included in the full quarter results.

The NASDAQ OMX Group, Inc.

Pro Forma Quarterly Revenue Detail

(in millions)

(unaudited)

	Three Months Ended
	Dec 31,(1) 2008	Sept 30, 2008	Jun 30, 2008	Mar 31, 2008	Dec 31, 2007	Sep 30, 2007	Jun 30, 2007	Mar 31, 2007
MARKET SERVICES
Transaction Services:
Cash Equity Trading Revenues:
U.S. cash equity trading	$675.1	$643.8	$495.9	$598.8	$502.3	$492.3	$404.3	$411.6
Cost of revenues:
Liquidity rebates	(516.7)	(471.2)	(345.2)	(384.8)	(295.1)	(291.2)	(238.3)	(225.2)
Brokerage, clearance and exchange fees	(92.7)	(106.2)	(94.8)	(152.2)	(158.2)	(151.3)	(121.5)	(145.0)

Total U.S. cash equity cost of revenues	(609.4)	(577.4)	(440.0)	(537.0)	(453.3)	(442.5)	(359.8)	(370.2)

Net U.S. cash equity trading revenues	65.7	66.4	55.9	61.8	49.0	49.8	44.5	41.4
European cash equity trading	28.4	33.6	38.0	43.6	45.6	44.5	40.7	43.2

Total cash equity trading revenues	94.1	100.0	93.9	105.4	94.6	94.3	85.2	84.6

Derivative Trading Revenues:
U.S. derivative trading	46.9	54.7	40.4	36.2	35.5	31.7	25.6	21.7
Cost of revenues:
Liquidity rebates	(11.7)	(14.5)	(5.0)	(3.2)	(2.3)	(2.0)	(0.9)	(0.8)
Brokerage, clearance and exchange fees	—	(0.2)	—	(0.1)	(0.1)	(0.1)	—	—

Total U.S. derivative cost of revenues	(11.7)	(14.7)	(5.0)	(3.3)	(2.4)	(2.1)	(0.9)	(0.8)

Net U.S. derivative trading revenues	35.2	40.0	35.4	32.9	33.1	29.6	24.7	20.9
European derivative trading revenues	19.4	16.3	19.8	24.0	17.2	16.0	16.7	21.5

Total derivative trading revenues	54.6	56.3	55.2	56.9	50.3	45.6	41.4	42.4

Access Services revenues	28.6	27.4	27.2	26.6	24.7	23.7	23.6	22.9

Total Transaction Services revenues less liquidity rebates, brokerage, clearance and exchange fees	177.3	183.7	176.3	188.9	169.6	163.6	150.2	149.9

Market Data:
Net U.S. tape revenue plans	36.5	38.1	36.2	34.8	37.4	37.4	36.4	38.8
U.S. market data products	27.3	27.1	27.0	25.3	24.7	23.2	21.5	20.2
European market data products	21.1	22.3	25.2	23.7	22.4	21.4	20.0	18.9

Total Market Data revenues	84.9	87.5	88.4	83.8	84.5	82.0	77.9	77.9

Broker Services	10.5	12.9	12.0	13.9	14.3	13.1	11.6	12.0

Other Market Services	13.9	15.3	16.0	14.7	11.5	13.1	12.2	11.6

Total Market Services revenues less liquidity rebates, brokerage, clearance and exchange fees	286.6	299.4	292.7	301.3	279.9	271.8	251.9	251.4

ISSUER SERVICES
Global Listing Services:
Annual renewal fees	30.9	30.7	30.5	30.3	32.2	31.6	31.1	30.7
Listing of additional shares fees	9.7	9.9	10.2	10.4	10.4	10.4	10.1	9.7
Initial listing fees	5.3	5.4	5.6	5.8	5.7	5.6	5.5	5.4

Total U.S. listing fees	45.9	46.0	46.3	46.5	48.3	47.6	46.7	45.8
European listing fees	10.4	11.4	15.0	14.7	18.6	13.7	14.8	13.2
Corporate services	15.8	15.0	15.4	13.5	13.7	13.9	13.2	11.7

Total Global Listing Services	72.1	72.4	76.7	74.7	80.6	75.2	74.7	70.7

Global Index Group	10.2	12.7	10.9	11.6	11.7	11.8	10.9	9.0

Total Issuer Services revenues	82.3	85.1	87.6	86.3	92.3	87.0	85.6	79.7

MARKET TECHNOLOGY
License, support and project revenues	18.2	15.6	26.8	20.8	20.9	14.3	18.2	18.8
Facility management services	9.5	7.1	9.5	7.7	8.9	8.0	8.2	6.1
Other revenues	3.8	2.2	2.4	2.6	7.2	2.6	2.1	3.7

Total Market Technology revenues	31.5	24.9	38.7	31.1	37.0	24.9	28.5	28.6

Other	2.2	1.2	1.3	0.4	0.4	0.5	0.6	0.6

Total revenues less liquidity rebates, brokerage, clearance and exchange fees	$402.6	$410.6	$420.3	$419.1	$409.6	$384.2	$366.6	$360.3

(1)	December 31, 2008 quarter results do not include pro forma adjustments as all recent material acquisitions were included in the full quarter results.

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP to Pro Forma Non-GAAP Earnings and

Reconciliation of GAAP to Pro Forma Non-GAAP Operating Expenses

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	Dec. 31, 2008	Sep. 30, 2008	Dec. 31, 2007
GAAP Net Income:	$36.8	$60.1	$79.0
Pro Forma Adjustments:
OMX results	—	—	30.7
PHLX results	—	2.5	0.4
Amortization of intangibles	—	(0.5)	(3.4)
Interest expense, net adjustments	—	(1.6)	(24.7)
Computer operations and data communications	—	—	9.3
Professional and contract services	—	—	1.5

Total Adjustments	—	0.4	13.8

Pro Forma Net Income	$36.8	$60.5	$92.8

Other Adjustments:
Debt issuance costs	—	—	0.7
Other reserves	—	1.6	—
Workforce reductions	—	1.2	0.4
Merger expenses	6.3	5.5	—
Asset Impairment charges	34.9	4.4	—
(Gain) loss on foreign currency contracts	34.1	36.5	(11.0)

Total Adjustments	75.3	49.2	(9.9)

Pro Forma Non-GAAP Net Income	$112.1	$109.7	$82.9

GAAP Earnings per Common Share:
Diluted Earnings per Common Share	$0.17	$0.28	$0.52
Pro Forma Adjustments:
Total Adj. from GAAP Net Income Above:	—	0.01	(0.08)

Pro Forma Diluted Earnings per Common Share	0.17	0.29	0.44
Total Adj. from Pro Forma Net Income Above:	0.36	0.23	(0.06)

Pro Forma Non-GAAP Diluted Earnings per Common Share	$0.53	$0.52	$0.38

	Three Months Ended
	Dec. 31 2008	Sep. 30 2008	Dec. 31 2007
GAAP Operating Expenses:	$222.6	$226.6	$110.0
Pro Forma Adjustments:
OMX operating expenses	—	—	122.0
PHLX operating expenses	—	7.2	38.8
Amortization of intangibles	—	0.9	6.6
Professional and contract services	—	—	(2.2)
Computer operations and data communications	—	—	(12.9)

Total Adjustments	—	8.1	152.3

Pro Forma Operating Expenses	$222.6	$234.7	$262.3

Other Adjustments:
Other reserves	—	(2.2)	—
Debt issuance costs	—	—	(1.1)
Workforce reductions	—	(2.0)	(0.6)
Merger expenses	(9.5)	(8.5)	—

Total Adjustments	(9.5)	(12.7)	(1.7)

Pro Forma Non-GAAP Operating Expenses	$213.1	$222.0	$260.6

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP to Pro Forma Non-GAAP Operating Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	Dec. 31, 2008	Sep. 30, 2008	Dec. 31, 2007
GAAP Operating Income:	$180.0	$172.4	$101.6
Pro Forma Adjustments:
OMX operating income	—	—	37.5
PHLX operating income	—	4.4	(0.3)
Amortization of intangibles	—	(0.9)	(6.6)
Professional and contract services	—	—	2.2
Computer operations and data communications			12.9

Total Adjustments	—	3.5	45.7

Pro Forma Operating Income	$180.0	$175.9	$147.3

Other Adjustments:
Other reserves	—	2.2	—
Debt Issuance Costs	—	—	1.1
Workforce reductions	—	2.0	0.6
Merger expenses	9.5	8.5	—

Total Adjustments	9.5	12.7	1.7

Pro Forma Non-GAAP Operating Income	$189.5	$188.6	$149.0

Pro Forma total revenues less liquidity rebates, brokerage, clearance and exchange fees	402.6	410.6	409.6

Pro Forma Non-GAAP Operating Margin (1)	47.1%	45.9%	36.4%

(1)	Pro forma non-GAAP operating margin equals pro forma non-GAAP operating income divided by pro forma total revenues less liquidity rebates, brokerage, clearance, and exchange fees.